Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Announces $0.32 FFO per Diluted Share for the Second Quarter 2015,
2015 FFO Guidance Remains at $1.40 to $1.46 per Diluted Share, Share Repurchase Program and Increases Property Disposition Plan

Radnor, PA, July 22, 2015 - Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and six-month periods ended June 30, 2015.

2nd Quarter Highlights
Financial Results

▪	Funds from Operations (FFO); $57.4 million, or $0.32 per share.

▪	Net income available to common shareholders; $1.3 million, or $0.01 per share.

Portfolio Results

▪	Core portfolio was 91.7% occupied and 94.4% leased.

▪	Signed 1,556,000 square feet of new and renewal leases.

▪	Achieved 78.2% tenant retention ratio.

▪	Rental rate market-to-market increased 6.7% / 1.5% on GAAP/Cash basis.

▪	Increased 2015 speculative revenue by $0.7 million, or 2.1%, and have completed 98% of revised target.

Dispositions

▪	Sold seven office properties located in Delaware, Oakland, California and Richmond, Virginia for $119.2 million. The seven properties totaled 765,000 square feet and were 71.0% occupied.

Development / Investment Activity

▪	Delivering Encino Trace I, 160,000 square foot building located in Austin, Texas, 100% leased.

▪	Signed a new 228,000 square foot lease at our 1900 Market Street, Philadelphia, Pennsylvania redevelopment project.

▪	Increased our disposition target from $180.0 million to $300.0 million. In addition, we have approximately $40 million of land under contract or letter of intent to sell.

▪
Acquired the remaining 50% ownership interest in Broadmoor Austin Associates and the underlying 66 acre fee interest for $92.6 million cash. In addition, we assumed and repaid a secured mortgage totaling $51.2 million.

▪	Acquired land parcels located at the 2100 Market Street block in Philadelphia, Pennsylvania in July 2015 for $18.8 million.

▪
Entered into a joint venture arrangement with The JBG Companies to acquire a 70% interest in two vacant land parcels located in the NOMA sub-market of Washington, DC for $28.4 million. Both Brandywine and The JBG Companies will have co-developer responsibilities.

▪
Acquired a land parcel in Capitol Riverfront submarket of Washington, DC in April 2015 for $20.0 million. The site can accommodate a 271,000 square foot office building. Subsequent to the acquisition, we contributed the property into a joint venture with Akridge serving as co-developer and having a 5% ownership interest.

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087             Phone: (610) 325-5600 • Fax: (610) 325-5622

Finance / Capital Markets

▪	Extended our $600.0 million unsecured revolving credit facility through May 2019.

▪	Announces a Share Repurchase Program up to $100.0 million.

▪	No outstanding balance on our $600.0 million unsecured revolving credit facility.

▪	$124.0 million of cash and cash equivalents.

Management Comments
"During the second quarter, we continued to make excellent progress on our 2015 business plan,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “We continue to capitalize on improving market conditions and raised our speculative revenue target by 2.1% having already achieved 98% of our 2015 speculative revenue target. We have also seen an acceleration in our portfolio disposition program and given the current strength of the investment market, have increased our sales goal to $300.0 million. Given our strong operating results coupled with our accelerated dispositions, we are maintaining our 2015 FFO guidance range to $1.40 to $1.46 per diluted share.”

Results for the Three and Six Month Period Ended June 30, 2015
FFO available to common shares and units in the second quarter of 2015 totaled $57.4 million or $0.32 per diluted share versus $57.3 million or $0.36 per diluted share in the second quarter of 2014. Our second quarter 2015 payout ratio ($0.15 common share distribution / $0.32 FFO per diluted share) was 46.9%.
Net income allocated to common shares totaled $1.3 million or $0.01 per diluted share in the second quarter of 2015 compared to a net income of $0.4 million or $0.00 per diluted share in the second quarter of 2014.
In the second quarter of 2015, our Net Operating Income (NOI) excluding termination revenues and other income items increased 1.7% on a GAAP basis and increased 1.3% on a cash basis for our 184 same store properties, which were 91.2% and 89.1% occupied on June 30, 2015 and June 30, 2014, respectively.
Our FFO available to common shares and units in the first six months of 2015 totaled $115.8 million or $0.64 per diluted share versus $110.9 million or $0.69 per diluted share in the first six months of 2014. Our first six months 2015 FFO payout ratio ($0.30 common share distribution / $0.64 FFO per diluted share) was 46.9%.
Net income allocated to common shares totaled $8.0 million or $0.04 per diluted share in the first six months of 2015 compared to net loss of $3.7 million or ($0.02) per diluted share in the first six months of 2014.

Operating and Leasing Activity
We leased approximately 1,556,000 square feet and commenced occupancy on 506,000 square feet during the second quarter of 2015. The second quarter occupancy activity includes 123,000 square feet of renewals, 262,000 square feet of new leases and 121,000 square feet of tenant expansions. We have an additional 636,000 square feet of executed new leasing scheduled to commence subsequent to June 30, 2015.
We achieved a 78.2% tenant retention ratio in our core portfolio with net absorption of 194,000 square feet during the second quarter of 2015. Second quarter rental rate growth increased 6.7% as our renewal rental rates increased 9.5% and our new lease/expansion rental rates increased 3.6%, all on a GAAP basis.
At June 30, 2015, our core portfolio of 193 properties comprising 23.6 million square feet was 91.7% occupied and we are now 94.4% leased (reflecting new leases commencing after June 30, 2015).

Share Repurchase Program
The Company’s Board of Trustees approved a Share Repurchase Program authorizing the Company to repurchase up to $100 million of its outstanding common and preferred stock. The Repurchase Program will be funded through the Company’s existing cash.

Purchases made pursuant to the program will be made in either the open market or in privately negotiated transactions from time to time as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The program may be suspended or discontinued at any time.

Distributions
On May 28, 2015, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on July 20, 2015 to shareholders of record as of July 6, 2015. Our Board also declared a quarterly dividend distribution of $0.43125 for each 6.90% Series E Cumulative Redeemable Preferred Share that was paid on July 15, 2015 to holders of record as of June 30, 2015.

2015 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are maintaining our previously issued 2015 guidance of $1.40 to $1.46 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2015 FFO and earnings per diluted share:

Guidance for 2015	Range
Earnings per diluted share allocated to common shareholders	$0.13	to	$0.19
Plus: real estate depreciation and amortization	1.27		1.27

FFO per diluted share	$1.40	to	$1.46

Less: non-cash tax credit financing income	$(0.11)		$(0.11)

Adjusted FFO per diluted share	$1.29	to	$1.35
Our 2015 FFO guidance does not include income arising from the sale of undepreciated real estate. Our 2015 earnings and FFO per diluted share each reflect $0.11 per diluted share of non-cash income attributable to the fifth of five annual recognitions of 20% of the net benefit of the rehabilitation tax credit financing and one-time non-cash income from a new market tax credit, which are related to the 30th Street Post Office and Cira South Garage respectively. Other key assumptions include:

•	Occupancy improving to a range of 92 - 93% by year-end 2015 with 93.5 - 94.5% leased;

•	7.0 - 8.0% GAAP increase in overall lease rates with a resulting 3.0 - 5.0% increase in 2015 same store NOI GAAP;

•	2.0 - 4.0% increase in 2015 same store cash NOI growth;

•	$250.0 million of aggregate acquisition activity at an assumed 7.0% GAAP capitalization rate;

•	$300.0 million of aggregate sales activity; and

•	FFO per diluted share based on 182.1 million fully diluted weighted average common shares.

About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and transit-oriented office portfolio comprising 281 properties and 33.2 million square feet as of June 30, 2015. For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast
BDN management will discuss updated earnings guidance for fiscal 2015 on Thursday, July 23, 2015, during the company’s earnings call. The conference call will begin at 9:00 a.m. Eastern Time and will last approximately one hour. This call will be accessed by calling 1-800-683-1525 and referencing conference ID #41177682. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, August 6, 2015 by calling 1-855-859-2056 and providing access code #41177682. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.

Looking Ahead - Third Quarter 2015 Conference Call
We anticipate we will release our third quarter 2015 earnings on Wednesday, October 21, 2015, after the market close and will host our third quarter 2015 conference call on Thursday, October 22, 2015 at 9:00 a.m. Eastern Time. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2014. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
Real estate investments:
Operating properties	$4,700,839	$4,603,692
Accumulated depreciation	(1,088,681)	(1,067,829)
Rental property, net	3,612,158	3,535,863
Construction-in-progress	263,772	201,360
Land inventory	119,995	90,603
Real estate investments, net	3,995,925	3,827,826
Cash and cash equivalents	123,982	257,502
Accounts receivable, net	22,294	18,757
Accrued rent receivable, net	138,905	134,051
Assets held for sale, net	—	18,295
Investment in real estate ventures, at equity	201,034	225,004
Deferred costs, net	126,567	125,224
Intangible assets, net	137,290	99,403
Note receivable	—	88,000
Other assets	68,313	65,111
Total assets	$4,814,310	$4,859,173

LIABILITIES AND EQUITY
Mortgage notes payable	$646,512	$654,590
Unsecured term loans	200,000	200,000
Unsecured senior notes, net of discounts	1,597,267	1,596,718
Accounts payable and accrued expenses	98,897	96,046
Distributions payable	29,021	28,871
Deferred income, gains and rent	54,595	59,452
Acquired lease intangibles, net	31,565	26,010
Liabilities related to assets held for sale	—	602
Other liabilities	40,647	37,558
Total liabilities	2,698,504	2,699,847

Brandywine Realty Trust's equity:
Preferred shares - Series E	40	40
Common shares	1,799	1,793
Additional paid-in capital	3,317,751	3,314,693
Deferred compensation payable in common stock	11,996	6,219
Common shares held in grantor trust	(11,996)	(6,219)
Cumulative earnings	541,079	529,487
Accumulated other comprehensive loss	(5,651)	(4,607)
Cumulative distributions	(1,758,294)	(1,700,579)
Total Brandywine Realty Trust's equity	2,096,724	2,140,827

Non-controlling interests	19,082	18,499
Total equity	2,115,806	2,159,326

Total liabilities and equity	$4,814,310	$4,859,173

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue
Rents	$119,127	$121,622	$239,537	$243,293
Tenant reimbursements	19,799	20,502	42,453	43,962
Termination fees	828	3,349	1,464	5,552
Third party management fees, labor reimbursement and leasing	4,659	4,187	8,531	8,337
Other	1,235	840	4,069	1,470
Total revenue	145,648	150,500	296,054	302,614

Operating Expenses
Property operating expenses	42,704	43,136	89,281	89,937
Real estate taxes	11,968	12,841	24,513	26,298
Third party management expenses	1,677	1,730	3,253	3,446
Depreciation and amortization	50,930	52,587	102,041	105,157
General & administrative expenses	6,791	6,005	15,427	14,186
Total operating expenses	114,070	116,299	234,515	239,024

Operating income	31,578	34,201	61,539	63,590

Other income (expense)
Interest income	313	385	1,063	770
Interest expense	(27,895)	(31,512)	(56,071)	(63,356)
Amortization of deferred financing costs	(1,288)	(1,197)	(2,367)	(2,386)
Interest expense - financing obligation	(324)	(316)	(610)	(588)
Equity in loss of real estate ventures	(873)	(489)	(742)	(247)
Net gain on disposition of real estate	1,571	—	10,590	—
Net gain (loss) on sale of undepreciated real estate	—	(3)	—	1,184
Net gain from remeasurement of investment in real estate ventures	758	458	758	458
Net loss on real estate venture transactions	—	(282)	—	(417)
Provision for impairment on assets held for sale/sold	(782)	—	(2,508)	—
Net gain (loss) from continuing operations	3,058	1,245	11,652	(992)

Discontinued operations:
Income from discontinued operations	—	26	—	18
Net gain on disposition of discontinued operations	—	903	—	903
Total discontinued operations	—	929	—	921

Net income (loss)	3,058	2,174	11,652	(71)

Net income from discontinued operations attributable to non-controlling interests - LP units	—	(10)	—	(10)
Net loss attributable to non-controlling interests - partners' share of consolidated real estate ventures	5	24	5	12
Net (income) loss from continuing operations attributable to non-controlling interests - LP units	(7)	5	(65)	49
Net (income) loss attributable to non-controlling interests	(2)	19	(60)	51

Net income (loss) attributable to Brandywine Realty Trust	3,056	2,193	11,592	(20)
Preferred share distributions	(1,725)	(1,725)	(3,450)	(3,450)
Nonforfeitable dividends allocated to unvested restricted shareholders	(76)	(83)	(177)	(186)
Net income (loss) attributable to common shareholders	$1,255	$385	$7,965	$(3,656)

PER SHARE DATA
Basic income (loss) per common share	$0.01	$—	$0.04	$(0.02)

Basic weighted-average shares outstanding	179,860,284	157,037,348	179,712,428	156,916,356

Diluted income (loss) per common share	$0.01	$—	$0.04	$(0.02)

Diluted weighted-average shares outstanding	180,538,887	157,037,348	180,599,265	156,916,356

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Reconciliation of Net Income to Funds from Operations:
Net income (loss) attributable to common shareholders	$1,255	$385	$7,965	$(3,656)

Add (deduct):
Net income (loss) attributable to non-controlling interests - LP units	7	(5)	65	(49)
Nonforfeitable dividends allocated to unvested restricted shareholders	76	83	177	186
Net loss on real estate venture transactions	—	282	—	417
Net income from disc ops attributable to non-controlling interests - LP units	—	10	—	10
Net gain on disposition of real estate	(1,571)	—	(10,590)	—
Net gain on disposition of discontinued operations	—	(903)	—	(903)
Net gain from remeasurement of investment in real estate ventures	(758)	(458)	(758)	(458)
Provision for impairment on assets held for sale/sold	782	—	2,508	—

Depreciation and amortization:
Real property - continuing operations	39,294	40,964	79,790	81,641
Leasing costs including acquired intangibles - continuing operations	11,536	11,578	22,074	23,437
Company's share of unconsolidated real estate ventures	6,969	5,586	15,082	10,794
Partners' share of consolidated joint ventures	(59)	(52)	(113)	(101)

Funds from operations	$57,531	$57,470	$116,200	$111,318
Funds from operations allocable to unvested restricted shareholders	(162)	(201)	(380)	(436)

Funds from operations available to common share and unit holders (FFO)	$57,369	$57,269	$115,820	$110,882

FFO per share - fully diluted	$0.32	$0.36	$0.64	$0.69

Weighted-average shares/units outstanding - fully diluted	182,073,989	160,330,365	182,134,367	160,130,850

Distributions paid per common share	$0.15	$0.15	$0.30	$0.30

FFO payout ratio (distributions paid per common share/ FFO per diluted share)	46.9%	41.7%	46.9%	43.5%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - 2ND QUARTER
(unaudited and in thousands)
Of the 199 properties owned by the Company as of June 30, 2015, a total of 184 properties ("Same Store Properties") containing an aggregate of 22.3 million net rentable square feet were owned for the entire three-month periods ended June 30, 2015 and 2014. Average occupancy for the Same Store Properties was 90.9% during 2015 and 89.1% during 2014. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2015	2014
Revenue
Rents	$114,602	$112,084
Tenant reimbursements	19,041	18,618
Termination fees	828	3,349
Other	714	529
Total revenue	135,185	134,580

Operating expenses
Property operating expenses	42,007	40,601
Real estate taxes	11,177	11,521
Net operating income	$82,001	$82,458

Net operating income - percentage change over prior year	(0.6)%

Net operating income, excluding net termination fees & other	$80,844	$79,491

Net operating income, excluding net termination fees & other - percentage change over prior year	1.7%

Net operating income	$82,001	$82,458
Straight line rents	(4,882)	(3,437)
Above/below market rent amortization	(942)	(1,498)
Non-cash ground rent	22	22
Cash - Net operating income	$76,199	$77,545

Cash - Net operating income - percentage change over prior year	(1.7)%

Cash - Net operating income, excluding net termination fees & other	$74,657	$73,667

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	1.3%

The following table is a reconciliation of Net Income to Same Store net operating income:
	Three Months Ended June 30,
	2015	2014
Net income:	$3,058	$2,174
Add/(deduct):
Interest income	(313)	(385)
Interest expense	27,895	31,512
Amortization of deferred financing costs	1,288	1,197
Interest expense - financing obligation	324	316
Equity in loss of real estate ventures	873	489
Net gain on disposition of real estate	(1,571)	—
Net loss on sale of undepreciated real estate	—	3
Net gain from remeasurement of investment in real estate ventures	(758)	(458)
Net loss on real estate venture transactions	—	282
Provision for impairment on assets held for sale/sold	782	—
Depreciation and amortization	50,930	52,587
General & administrative expenses	6,791	6,005
Total discontinued operations	—	(929)
Consolidated net operating income	89,299	92,793
Less: Net operating income of non same store properties	(2,524)	(2,121)
Less: Eliminations and non-property specific net operating income	(4,774)	(8,214)
Same Store net operating income	$82,001	$82,458

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - SIX MONTHS
(unaudited and in thousands)
Of the 199 properties owned by the Company as of June 30, 2015, a total of 184 properties ("Same Store Properties") containing an aggregate of 22.3 million net rentable square feet were owned for the entire six-month periods ended June 30, 2015 and 2014. Average occupancy for the Same Store Properties was 90.8% during 2015 and 88.8% during 2014. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2015	2014
Revenue
Rents	$228,601	$223,456
Tenant reimbursements	40,646	39,581
Termination fees	1,464	5,552
Other	2,363	934
Total revenue	273,074	269,523

Operating expenses
Property operating expenses	86,599	84,153
Real estate taxes	22,773	23,409
Net operating income	$163,702	$161,961

Net operating income - percentage change over prior year	1.1%

Net operating income, excluding net termination fees & other	$160,581	$157,334

Net operating income, excluding net termination fees & other - percentage change over prior year	2.1%

Net operating income	$163,702	$161,961
Straight line rents	(11,034)	(6,739)
Above/below market rent amortization	(1,867)	(3,132)
Non-cash ground rent	44	44
Cash - Net operating income	$150,845	$152,134

Cash - Net operating income - percentage change over prior year	(0.8)%

Cash - Net operating income, excluding net termination fees & other	$147,018	$145,648

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	0.9%

The following table is a reconciliation of Net Income (Loss) to Same Store net operating income:
	Six Months Ended June 30,
	2015	2014
Net income (loss):	$11,652	$(71)
Add/(deduct):
Interest income	(1,063)	(770)
Interest expense	56,071	63,356
Amortization of deferred financing costs	2,367	2,386
Interest expense - financing obligation	610	588
Equity in loss of real estate ventures	742	247
Net gain on disposition of real estate	(10,590)	—
Net gain on sale of undepreciated real estate	—	(1,184)
Net gain from remeasurement of investment in real estate ventures	(758)	(458)
Net loss on real estate venture transactions	—	417
Provision for impairment on assets held for sale/sold	2,508	—
Depreciation and amortization	102,041	105,157
General & administrative expenses	15,427	14,186
Total discontinued operations	—	(921)
Consolidated net operating income	179,007	182,933
Less: Net operating income of non same store properties	(4,792)	(4,151)
Less: Eliminations and non-property specific net operating income	(10,513)	(16,821)
Same Store net operating income	$163,702	$161,961